UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 6, 2017, Supernus Pharmaceuticals, Inc. (“Supernus” or the “Company”) entered into a binding term sheet (the “Term Sheet”) with Actavis Laboratories, FL, Inc., Actavis Pharma, Inc., and Watson Laboratories, Inc. (collectively, “Actavis,” now a subsidiary of Teva Pharmaceuticals Industries, Ltd.), to settle ongoing patent litigation regarding Actavis’ filing of an Abbreviated New Drug Application (“ANDA”) seeking approval to market a generic version of the Company’s Trokendi XR® (extended-release topiramate) capsules.  The ANDA included a paragraph IV certification seeking approval to engage in the manufacture, use and sale of the Actavis product prior to the expiration of United States Patent Nos. 8,298,576 (the “‘576 Patent”), 8,298,580 (the “‘580 Patent”), 8,663,683 (the “‘683 Patent”), 8,877,248 (the “‘248 Patent”), 8,889,191 (the “‘191 Patent”), and 8,992,989 (the “‘989 Patent,” and together with the ‘576 Patent, the ‘580 Patent, the ‘683 Patent, the ‘248 Patent, and the ‘191 Patent, the “Patents-in-Suit”).

Under the terms of the Term Sheet, the Company and Actavis will enter into settlement and license agreements with respect to Actavis’ ANDA, and the Company will grant to Actavis and its affiliates a non-exclusive license, beginning on January 1, 2023, or earlier under certain circumstances.

During the term of the license agreement, Actavis will make royalty payments to the Company.  The Company retains the right itself or through an affiliate to market an authorized generic product and grant additional licenses under the Patents-in-Suits to third parties.

Item 8.01              Other Events.

On March 7, 2017, the Company issued a press release announcing it had entered into a binding term sheet with Actavis involving the ongoing patent litigation regarding Actavis’ filing of an ANDA seeking approval to market generic versions of the Company’s Trokendi XR® (extended-release topiramate) capsules.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibit

The following document is filed as an Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release Dated March 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: March 9, 2017	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Exhibit 99.1 — Press Release Dated March 7, 2017.	Attached